UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 25, 2017

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

As previously disclosed, Five Point Holdings, LLC and certain of its subsidiaries (collectively, the “Company”) have been involved in various federal, state, county and administrative claims (collectively, the “Litigation”) regarding regulatory approvals and permits for the Company’s Newhall Ranch development in Los Angeles County.

On September 25, 2017, the Company announced a settlement with four of the six petitioners (the “Settling Petitioners”) that have challenged the Newhall Ranch development who are also parties to the Litigation. Pursuant to the terms of the settlement, the Settling Petitioners agreed to dismiss all pending claims in the Litigation. In addition, they also agreed (i) not to oppose previous, pending and certain future regulatory approvals related to the Newhall Ranch development and (ii) not to seek protections for certain species of plants and animals under federal and state endangered species acts.

In exchange, the Company agreed to a commitment to incur approximately $62 million over the next 9 years for various initiatives, including construction of a Native American cultural facility and museum, establishment of conservation programs to protect the San Fernando Valley spineflower (“Spineflower”), and establishment of an endowment to conserve endangered, threatened, and sensitive species that occur within the Santa Clara River watershed, and to cover certain expenses of the Settling Petitioners. The Company also agreed to implement, with certain additional requirements, its previously approved plans to (i) achieve net zero greenhouse gas emissions at the Newhall Ranch project, (ii) protect the unarmored threespine stickleback that is native to the Santa Clara River, and (iii) preserve Spineflower vegetation within Newhall Ranch. The Company further agreed to refrain from developing certain areas within Newhall Ranch and to provide construction monitoring programs and archeological surveys designed to identify and preserve Native American cultural sites within Newhall Ranch.

A copy of the Company’s recent press release relating to the settlement of the Litigation is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated September 25, 2017, Announcing Settlement on Newhall Ranch Development

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 25, 2017

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

2